Exhibit 11(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in the offering statement pursuant to Regulation A of MCI Income Fund VII, LLC and to the use of our report dated November 14, 2022 on the financial statements of MCI Income Fund VII, LLC as of September 30, 2022.

/s/ Lane Gorman Trubitt, LLC

November 14, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in the offering statement pursuant to Regulation A of MCI Income Fund VII, LLC and to the use of our report dated November 14, 2022 on the financial statements of MCI Development 1, LLC as of September 30, 2022.

/s/ Lane Gorman Trubitt, LLC

November 14, 2022